Exhibit 99.1

Alliance Data Board Approves Spinoff of Loyalty Ventures Inc.

COLUMBUS, Ohio, October 13, 2021 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of data-driven marketing, loyalty and payment solutions, today announced that its Board of Directors has approved the separation of Alliance Data’s LoyaltyOne segment, consisting of its Canadian AIR MILES® Reward Program and Netherlands-based BrandLoyalty businesses, into an independent, publicly traded company, Loyalty Ventures Inc.

The separation will be completed by a pro rata distribution of 81% of the outstanding shares of Loyalty Ventures common stock to Alliance Data’s stockholders of record at the close of business on October 27, 2021, the distribution record date. Alliance Data stockholders entitled to receive the distribution will receive a book-entry account statement or a credit to their brokerage account reflecting their ownership of Loyalty Ventures common stock. No action is required by Alliance Data stockholders to receive Loyalty Ventures shares in the distribution. Alliance Data will retain 19% of the outstanding shares of Loyalty Ventures common stock, which Alliance Data intends to divest after the separation in a tax-efficient manner.

The distribution of Loyalty Ventures’ shares is expected to be completed after the market closes on November 5, 2021, with Alliance Data stockholders receiving one share of Loyalty Ventures common stock for every two and one-half (2.5) shares of Alliance Data common stock held at the close of business on the record date of October 27, 2021. Fractional shares of Loyalty Ventures common stock will not be distributed. Any fractional share of Loyalty Ventures common stock otherwise issuable to an Alliance Data stockholder will be sold in the open market on the stockholder’s behalf, and the stockholder will receive a cash payment for the fractional share based on its pro rata portion of the net cash proceeds from all sales of fractional shares.

Following the distribution of 81% of Loyalty Ventures common stock on November 5, 2021, Loyalty Ventures will be an independent, U.S.-based publicly traded company and is expected to be listed on Nasdaq under the symbol “LYLT.”

Prior to the distribution, Alliance Data expects to mail an information statement to all stockholders entitled to receive the distribution of shares of Loyalty Ventures common stock. The information statement will describe Loyalty Ventures, including the risks of owning Loyalty Ventures common stock, and other details regarding the separation.

The completion of the distribution is subject to customary conditions, including the Securities and Exchange Commission (SEC) having declared effective Loyalty Ventures’ Registration Statement on Form 10, as amended, which Loyalty Ventures has filed with the SEC and is available at the SEC’s website at http://www.sec.gov, and Alliance Data’s receipt of an opinion from its tax advisor confirming that the distribution qualifies as tax-free for U.S. federal income tax purposes for Alliance Data and its stockholders (except for cash received in lieu of fractional shares). Alliance Data has received a private letter ruling from the Internal Revenue Service to this effect.  The Alliance Data Board reserves the right in its discretion to delay the distribution, change any of the terms relating to the distribution, or abandon the distribution.

Alliance Data Systems Corporation
October 13, 2021

Alliance Data expects that a “when-issued” public trading market for Loyalty Ventures’ common stock will begin on or around October 26, 2021 under the symbol “LYLTV”, and will continue through the distribution date. Alliance Data also anticipates that “regular-way” trading of Loyalty Ventures’ common stock will begin on November 8, 2021, the first trading day following the distribution date.

Beginning on or around October 26, 2021, and through the distribution date, it is expected that there will be two ways to trade Alliance Data common stock – either with or without the distribution of Loyalty Ventures common stock. Alliance Data stockholders who sell their shares of Alliance Data common stock in the “regular-way” market (that is, the normal trading market under the symbol “ADS”) during this time period will be selling their right to receive shares of Loyalty Ventures common stock in connection with the spinoff. Alternatively, Alliance Data stockholders who sell their shares of Alliance Data common stock in the “ex-distribution” market during the same period under the symbol “ADS WI” will not be selling their right to receive shares of Loyalty Ventures common stock in connection with the spinoff. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling shares of Alliance Data common stock on or before the distribution date.

Morgan Stanley is serving as financial advisor and Davis Polk & Wardwell LLP is serving as legal counsel to Alliance Data in connection with the distribution.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading provider of data-driven marketing, loyalty and payment solutions serving large, consumer-based industries. Alliance Data creates and deploys customized solutions that measurably change consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its partners create and increase customer loyalty across multiple touch points using traditional, digital, mobile and emerging technologies. Headquartered in Columbus, Ohio, Alliance Data is an S&P MidCap 400 company that consists of businesses that together employ approximately 8,000 associates at more than 45 locations worldwide.

Alliance Data’s Card Services business is a comprehensive provider of market-leading private label, co-brand, general purpose and business credit card programs, digital payments, including Bread® and Comenity-branded financial services. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers. More information about Alliance Data can be found at www.AllianceData.com.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

About Loyalty Ventures Inc.
As a standalone company, Loyalty Ventures Inc. is a leading provider of tech-enabled, data-
driven consumer loyalty solutions. Our solutions are focused on helping partners achieve their strategic and financial objectives, from increased consumer basket size, shopper traffic and frequency and digital reach to enhanced program reporting and analytics.

Alliance Data Systems Corporation
October 13, 2021

We help financial services providers, retailers and other consumer-facing businesses create and increase customer loyalty across multiple touch points from traditional to digital to mobile and emerging technologies. We own and operate the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of purpose-driven, tailor-made, campaign-based loyalty solutions for grocers and other high-frequency retailers.

The AIR MILES Reward Program has an active collector base, representing approximately two-thirds of all Canadian households. AIR MILES collectors earn AIR MILES at more than 300 leading Canadian, global and online brands and at thousands of retail and service locations across the country. It is the only loyalty program of its kind to give collectors the flexibility and choice to use AIR MILES on aspirational rewards such as merchandise, travel, events or attractions or, instantly, in-store or online, through AIR MILES Cash at participating Partner locations. For more information, visit: www.airmiles.ca. To celebrate collectors and the issuance of its 100 Billionth Mile, AIR MILES is inviting Canadians to visit the Program on Facebook, Instagram and Twitter.

BrandLoyalty is a leading global loyalty platform, providing campaign-based loyalty solutions that positively impact consumer behavior on a mass scale. We provide purpose-driven, digitally enhanced, tailor-made solutions which improve performance - on a transactional and emotional level - by changing consumers’ behavior.

Follow BrandLoyalty on LinkedIn and YouTube.

Caution Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding initiation or completion of strategic initiatives including the proposed spinoff of our LoyaltyOne segment that is the subject of this release, our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance. We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, the following:

Alliance Data Systems Corporation
October 13, 2021

•	the spinoff may not be consummated within the anticipated time period or at all;
•	disruption to our business in connection with the proposed spinoff and that we could lose revenue as a result of such disruption;
•	the spinoff may not be tax-free for U.S. federal income tax purposes;
•
a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of both businesses or that the companies resulting from the spinoff do not realize all of the expected benefits of the spinoff;

•	the combined value of the common stock of the two publicly-traded companies will not be equal to or greater than the value of our common stock had the spinoff not occurred;
•
continuing impacts related to COVID-19, including government economic stimulus, relief measures for impacted borrowers and depositors, labor shortages, reduction in demand from clients, supply chain disruption for our reward suppliers and disruptions in the airline or travel industries;

•	loss of, or reduction in demand for services from, significant clients;
•
increases in fraudulent activity, net charge-offs in credit card and loan receivables or increases or volatility in the allowance for loan loss that may result from the application of the current expected credit loss model;

•	failure to identify, complete or successfully integrate or disaggregate business acquisitions or divestitures, or complete our planned spinoff discussed in this release;
•	continued financial responsibility with respect to a divested business, including required equity ownership, guarantees, indemnities or other financial obligations;
•	increases in the cost of doing business, including market interest rates;
•	inability to access financial or capital markets, including asset-backed securitization funding or deposits markets;
•	loss of active AIR MILES® Reward Program collectors;
•	increased redemptions by AIR MILES Reward Program collectors;
•	unfavorable fluctuations in foreign currency exchange rates;
•	limitations on consumer credit, loyalty or marketing services from new legislative or regulatory actions related to consumer protection and consumer privacy;
•	increases in Federal Deposit Insurance Corporation, Delaware or Utah regulatory capital requirements or other support for our banks;
•	failure to maintain exemption from regulation under the Bank Holding Company Act;
•	loss or disruption, due to cyber attack or other service failures, of data center operations or capacity;
•	loss of consumer information due to compromised physical or cyber security; and
•
those factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K, as well as those factors discussed in Loyalty Ventures’ Registration Statement on Form 10 filed with the SEC.

Alliance Data Systems Corporation
October 13, 2021

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Further risks and uncertainties include, but are not limited to, the impact of strategic initiatives on us or our business if any transactions are undertaken, and whether the anticipated benefits of such transactions can be realized.

Any forward-looking statements contained in this release speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Contacts:

Investor Relations:  Brian Vereb (brian.vereb@alliancedata.com), 614-528-4516

Media Relations:  Shelley Whiddon (shelley.whiddon@alliancedata.com), 214-494-3811

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